Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of August 3, 2021, among The New Home Company Inc. (or its permitted successor), a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of October 28, 2020 (as supplemented by the First Supplemental Indenture dated as of February 24, 2021, the Second Supplemental Indenture dated as of March 9, 2021, the Officer’s Certificate dated as of February 24, 2021 and by the Global Security for the 7.250% Senior Notes due 2025, the “Indenture”), providing for the issuance of the Company’s 7.250% Senior Notes due 2025 (the “Notes”) and the related guarantees of the Notes;

WHEREAS, Section 9.02 of the Indenture provides, inter alia, that, in certain circumstances, the Company, the Guarantors and the Trustee may amend the Indenture and the Notes with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, Newport Merger Sub Inc., a Delaware corporation (the “Offeror”), has distributed a Consent Solicitation Statement, dated July 26, 2021 (the “Consent Statement”), to the holders of the Notes in connection with the solicitation of such holders’ consents (the “Consents”) to certain proposed amendments to the Indenture as further described in the Consent Statement (the “Proposed Amendments”);

WHEREAS, in accordance with the terms and conditions set forth in the Consent Statement, the holders of more than a majority in aggregate principal amount of the Notes outstanding (excluding any Notes owned by the Company or its Affiliates) have validly provided Consents and have not validly withdrawn their Consents to the adoption of the Proposed Amendments set forth in this Third Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such consents has been provided by the Offeror to the Trustee and the Company;

WHEREAS, the Company has approved the Proposed Amendments;

WHEREAS, with the Offeror having received the Requisite Consents from the holders of the outstanding Notes, the Company desires to amend the Indenture and the Notes pursuant to Section 9.02 of the Indenture (the “Amendment”);

WHEREAS, pursuant to Article 9 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture;

WHEREAS, in accordance with Section 9.06 of the Indenture, the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel with respect to this Third Supplemental Indenture on the date hereof;

WHEREAS, the Company has requested that the Trustee join in the execution of this Third Supplemental Indenture;

WHEREAS, the Company has satisfied all conditions precedent, if any, provided under the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Third Indenture; and

WHEREAS, all other conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery hereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

Defined Terms

SECTION 1.1    Capitalized Terms. Capitalized terms used herein without being defined herein shall have the meanings assigned to them in the Indenture or the Notes, as applicable.

SECTION 1.2    Certain Definitions. Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth in this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes.

ARTICLE II

Amendments to the Indenture and the Notes

SECTION 2.1    The Indenture and the Notes (for the avoidance of doubt, including the Global Security for the 7.250% Senior Notes due 2025) are hereby amended as follows:

A.    The Indenture (for the avoidance of doubt, including the Global Security for the 7.250% Senior Notes due 2025) is hereby amended by adding the following sentence to the end of the definition of “Change of Control” in the Indenture:

Notwithstanding the foregoing, a “Change of Control” will not occur or be deemed to occur or have occurred (i) in connection with the Acquisition or (ii) at any time so long as (1) the Permitted Holders directly or indirectly beneficially own a majority of the voting power of the Company’s Voting Stock or (2) no other Person, other than the Permitted Holders, beneficially owns a majority of the voting power of the Company’s Voting Stock.

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B.    The Indenture (for the avoidance of doubt, including the Global Security for the 7.250% Senior Notes due 2025) is hereby amended by replacing the definition of “Permitted Holders” in the Indenture:

“Permitted Holders” means, at any time, (i) one or more investment funds affiliated with, controlled by or managed by Apollo Global Management, Inc. and any of their respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) with the Apollo Sponsors; provided that, collectively, the Apollo Sponsors control a majority of the voting power of the voting stock beneficially owned by such group.

C.    The Indenture (for the avoidance of doubt, including the Global Security for the 7.250% Senior Notes due 2025) is hereby amended by adding the following definition in the proper alphabetical order to the list of defined terms in the Indenture:

“Acquisition” means the acquisition of the Company and the related transactions pursuant to the Agreement and Plan of Merger, dated July 23, 2021, as further amended, supplemented, waived or otherwise modified from time to time, by and among the Company, Newport Holdings, LLC and Newport Merger Sub, Inc., which provides that Newport Merger Sub, Inc. will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.

ARTICLE III

Effectiveness

SECTION 3.1    Effectiveness. This Third Supplemental Indenture shall become a valid, binding and legal agreement enforceable in accordance with its terms between the parties hereto and effective when executed by the parties hereto. The amendments to the Indenture and the Notes set forth herein shall become operative only at the first time and date at which the Offeror has paid the Consent Fee (as defined in the Consent Statement) to each Holder (or its Duly Designated Proxy (as defined in the Consent Statement)) entitled thereto in accordance with the Consent Statement.

ARTICLE IV

Miscellaneous

SECTION 4.1    Incorporation. All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture and the Notes.

SECTION 4.2    Third Parties. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 4.3    Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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SECTION 4.4    Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or electronic (including in “.pdf” or “tif” format) transmissions shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (including in “.pdf” or “tif” format) shall be deemed to be their original signatures for all purposes.

SECTION 4.5    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.6    Successors. All covenants and agreements in this Third Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successor and assigns, whether so expressed or not.

SECTION 4.7    Severability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable under applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.8    Ratification of Indenture; Third Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Company hereby expressly reaffirms each of its obligations to indemnify the Trustee and hold the Trustee harmless pursuant to Section 7.07 of the Indenture in connection with the Trustee’s execution and delivery of this Third Supplemental Indenture.

SECTION 4.9    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE NEW HOME COMPANY INC.

By:	/s/ John M. Stephens
Name: John M. Stephens
Its: Executive Vice President & Chief Financial Officer

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GUARANTORS

TNHC REALTY AND CONSTRUCTION INC. a Delaware corporation
THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC a Delaware limited liability company
THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC a Delaware limited liability company
TNHC LAND COMPANY LLC a Delaware limited liability company
TNHC ARIZONA LLC a Delaware limited liability company
TNHC-SANTA CLARITA GP, LLC a Delaware limited liability company
TNHC SAN JUAN LLC a Delaware limited liability company
LR8 INVESTORS, LLC a Delaware limited liability company
LR8 OWNER, LLC a Delaware limited liability company
TNHC-CALABASAS GP LLC a Delaware limited liability company
TNHC GROVE INVESTMENT LLC a Delaware limited liability company
TNHC CANYON OAKS LLC a Delaware limited liability company
TNHC-ARANTINE GP LLC a Delaware limited liability company

By:	/s/ John M. Stephens
Name: John M. Stephens
Its: Chief Financial Officer

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GUARANTORS cont.

LARKSPUR LAND 8 OWNER, LLC a Delaware limited liability company
LARKSPUR LAND 8 INVESTORS, LLC a Delaware limited liability company
DMB/TNHC LLC a Delaware limited liability company
TNHC TIDELANDS LLC a Delaware limited liability company
TNHC ARIZONA MARKETING LLC a Delaware limited liability company
TNHC HOLDINGS LLC, a Delaware limited liability company
TNHC HOLDINGS 1 LLC, a Delaware limited liability company

By:	/s/ John M. Stephens
Name: John M. Stephens
Its: Chief Financial Officer

TNHC COLORADO INC., a Delaware corporation
Members of the Board of Directors

By:	/s/ Leonard Miller
Leonard Miller

By:	/s/ John Stephens
John Stephens

By:	/s/ Miek Harbur
Miek Harbur

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GUARANTORS cont.

EHWP LLC, a Colorado limited liability company
EHPP LLC, a Colorado limited liability company
EHTCV LLC, a Colorado limited liability company
EPIC HOMES AT ANTHEM HIGHLANDS LLC, a Colorado limited liability company
THE ORCHARD GROUP LLC, a Colorado limited liability company

By: TNHC COLORADO INC. a Delaware corporation as Sole Manager

By:	/s/ John Stephens
Name: John Stephens
Its: Chief Financial Officer

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U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

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